                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FIRST BELL BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           FIRST BELL BANCORP, INC.
                        300 Delaware Avenue, Suite 1704
                          Wilmington, Delaware 19801
                                (302) 427-7883

                                                           March 27, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of First Bell Bancorp, Inc. (the "Company"), the holding company for Bell Federal Savings and Loan Association of Bellevue (the "Association"), which will be held on April 29, 2002, at 3:00 p.m., Eastern Day Light Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania.

     The attached notice of the meeting and proxy statement describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of S. R. Snodgrass, A.C., the Company's independent auditors, will be present at the meeting to respond to any questions that you may have regarding the business to be transacted.

     For the reasons set forth in the proxy statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposal 2, the ratification of auditors.

     Please sign and return the enclosed proxy promptly. Your cooperation is appreciated since a majority of the Company's common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend the Meeting, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

     On behalf of the Board of Directors and all of the employees of the Company and the Association, I wish to thank you for your continued support.

                                         Sincerely yours,

                                    /s/Albert H. Eckert, II

                                         Albert H. Eckert, II
                                         President and Chief Executive Officer

                           FIRST BELL BANCORP, INC.
                        300 Delaware Avenue, Suite 1704
                          Wilmington, Delaware 19801
                                (302) 427-7883

                           ------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On April 29, 2002

                           ------------------------

     The Annual Meeting of Stockholders of First Bell Bancorp, Inc. will be held on April 29, 2002, at 3:00 p.m., Eastern Day Light Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania.

     The annual meeting is for the purpose of considering and voting upon the following matters:

   1.  The election of two (2) directors for terms of three years each;

   2. The ratification of S. R. Snodgrass A. C. as independent auditors of the Company for the fiscal year ending December 31, 2002;

   3. Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 7, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company.

     A list of stockholders entitled to vote at the annual meeting will be available at Bell Federal Savings and Loan Association of Bellevue, 532 Lincoln Avenue, Bellevue, Pennsylvania 15202, (412) 734-2700 for a period of ten days prior to the annual meeting and will also be available for inspection at the annual meeting.

                                       By Order of the Board of Directors

                                       /s/Robert C. Baierl

                                       Robert C. Baierl
                                       Secretary

Wilmington, Delaware
March 27, 2002

                           FIRST BELL BANCORP, INC.


                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 29, 2002

                               ----------------

Solicitation and Voting of Proxies

     This proxy statement is being furnished to stockholders of First Bell Bancorp, Inc. in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on April 29, 2002, at 3:00 p.m., Eastern Day Light Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania and at any adjournments thereof. The 2001 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 2001, accompanies this proxy statement, which is first being mailed to stockholders on or about March 27, 2002.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy.

     Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate authorization from your record holder to vote personally at the Meeting.

     The cost of solicitation of proxies, if any, on behalf of management will be borne by the Company. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and the Association, without additional compensation therefor.

Voting Securities

     The securities which may be voted at the Meeting consist of shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 7, 2002, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,758,360 shares.

     As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's certificate of incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes or
(ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of S. R. Snodgrass A. C. as independent auditors of the Company, and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, unless otherwise required by law, the ratification of S. R. Snodgrass A. C. as independent auditors shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock of the Company on the Record Date. This information is based on reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.

                                                       Amount and
                                                       Nature of
 Title of                                              Beneficial   Percent
  Class        Name and Address of Beneficial Owner    Ownership    of Class
 --------     --------------------------------------   ----------   --------
 Common Stock Bell Federal Savings and Loan             630,458(1)   13.25%
              Association of Bellevue Employee Stock
              Ownership Plan ("ESOP")
              532 Lincoln Avenue
              Bellevue, Pennsylvania 15202

 Common Stock Friedman, Billings, Ramsey                307,100       6.45%
              Investment Management
              1001 19th Street North
              18th Floor
              Arlington, VA 22209

 Common Stock Dimensional Fund Advisors, Inc.           282,800       5.94%
              1299 Ocean Avenue
              11th Floor
              Santa Monica, CA 90401

 Common Stock Albert H. Eckert, II                      273,106       5.61%
              532 Lincoln Avenue
              Pittsburgh, PA 15202

--------------------
(1) The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. As of the Record Date, 170,459 shares have been allocated to participants' accounts and remain in the ESOP. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of the reports it has received and written representations provided to the Company from individuals required to file the reports, the Company believes that during the fiscal year ended December 31, 2001, all Form 4 reports to the Securities and Exchange Commission were filed on a timely basis.

                       PROPOSAL 1. ELECTION OF DIRECTORS

     Pursuant to its bylaws, the number of directors of the Company has been designated by the Board as eight (8) members. The Company's certificate of incorporation requires that the directors be divided into three classes as nearly equal in number as possible.

     The two (2) nominees proposed for election at the Meeting for three year terms, or until their successors are elected and qualified are Theodore R. Dixon and Peter E. Reinert. All nominees and continuing directors named are presently directors of the Company and the Association. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy, if executed and returned, will be voted "FOR" the election of all nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and the named executive officers, as defined below, as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company or its predecessor, the Association, if applicable, and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and the Named Executive Officers and all directors and executive officers as a group as of the Record Date.

                                                          Shares of
 Name and Principal Occupation                Expiration Common Stock    Percent
              at                     Director of Term as Beneficially       of
Present and for Past Five Years  Age  Since    Director    Owned(1)      Class(2)
-------------------------------  --- -------- ---------- ------------    --------

NOMINEES

Theodore R. Dixon
 Sole proprietor of the Dixon
 Agency, a real estate
 appraisal firm                   67   1995      2005       25,764(3)(4)   0.54%

Peter E. Reinert(5)
 Partner with the law firm of
 Akerman, Senterfitt &
 Eidson, P.A., Orlando,
 Florida; Previously, Senior
 Counsel for General Electric
 Appliances                       43   1995      2005       20,870(3)      0.44%

                                                  (Continued on following page)

                                                          Shares of
 Name and Principal Occupation                Expiration Common Stock     Percent
              at                     Director of Term as Beneficially        of
Present and for Past Five Years  Age  Since    Director    Owned(1)       Class(2)
-------------------------------  --- -------- ---------- ------------     --------

CONTINUING DIRECTORS

Robert C. Baierl
 Secretary of the Company;
 President and owner of
 Wright Contract Interiors, a
 full service contract
 interior firm                    52   1987      2004       25,309(3)       0.53%

Jeffrey M. Hinds
 Executive Vice President and
 Chief Financial Officer of
 the Company; Executive Vice
 President and Chief
 Financial Officer of the
 Association                      44   1994      2004      171,264(6)       3.52%

Thomas J. Jackson, Jr.
 Secretary of the
 Association; Retired
 Attorney; Chairman of the
 Board of Directors of
 Suburban General Hospital;
 member of the Board of
 Directors of Western
 Pennsylvania Health Care
 System                           67   1974      2004       21,726(3)       0.46%

Albert H. Eckert, II(5)
 President and Chief
 Executive Officer of the
 Company; President and Chief
 Executive Officer of the
 Association                      69   1956      2003      276,106(7)       5.61%

William S. McMinn
 Treasurer of the Company and
 the Association; Senior
 Executive Vice President,
 Aon Risk Services, Inc. of
 Pennsylvania, an
 international employee
 benefit consulting firm          45   1989      2003       22,479(3)       0.47%

Jack W. Schweiger
 Independent builder and
 developer specializing in
 custom homes; formerly Vice
 President and Regional
 Production Manager of Ryan
 Homes, Inc.                      62   1995      2003       38,225(3)(8)    0.80%

Stock Ownership of all
 Directors and executive
 officers as a group (8
 persons)                         --     --        --      601,742(9)      11.75%

--------------------
(1) Each person or relative of such person whose shares are included herein exercises sole (or shared with spouse, relative or affiliate) voting or dispositive power as to the shares reported.
(2) Percentages with respect to each person or group of persons have been calculated on the basis of 4,758,360 shares of the Company's stock outstanding and entitled to vote as of the record date, plus the number of shares of stock which such person or group of persons has the right to acquire within 60 days of the record date by the exercise of stock options.
(3) Includes 16,076 shares which may be acquired through the exercise of stock options which are exercisable, currently or within 60 days, under the First Bell Bancorp, Inc. 1996 Master Stock Option Plan ("Stock Option Plan").
(4)  Includes 200 shares held by Mr. Dixon's wife.
(5)  Mr. Reinert is the nephew of Mr. Eckert.
(6) Includes 107,177 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to Mr. Hinds under the Stock Option Plan. Includes 300 shares held as custodian for Mr. Hinds' children.
(7) Includes 160,772 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to Mr. Eckert under the Stock Option Plan.
(8) Includes 2,558 shares held by Mr. Schweiger's wife and 1,796 shares held in Mr. Schweiger's wife's IRA.
(9) Includes 364,405 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to directors and executive officers under the Stock Option Plan.

Meetings of the Board of Directors and Committees of the Board

     The Board of Directors conducts its business through meetings of the Boards of the Company and the Association and through the activities of its committees. The Board of Directors of the Company meets quarterly. Regular meetings may be supplemented with special meetings as needed. During 2001, the Board of Directors of the Company held four (4) regular meetings. All directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such directors served during fiscal 2001.

     The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     Executive Committee. The Executive Committee of the Company consists of Messrs. Eckert, Hinds, Jackson and Baierl. The Executive Committee has the authority to exercise all the powers of the Board of Directors between Board meetings. The Executive Committee did not meet in fiscal 2001.

     Audit Committee and Report. The Audit Committee met four (4) times in fiscal 2001.

     The Board of Directors, in its function as the Audit Committee, is responsible for providing independent, objective oversight of the Company's independent auditors, accounting functions and internal controls. The Audit Committee of the Board of Directors is comprised of three persons, all of whom are independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which was included in the prior year's proxy statement as Appendix A.

     The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No.
61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                             Thomas J. Jackson, Jr.
                                Peter E. Reinert
                               Jack W. Schweiger

     Nominating Committee. The Company's Nominating Committee consists of Messrs. Baierl and Schweiger. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Stockholders. The Company's bylaws also provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Secretary of the Company. The stockholders' notice of nominations must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. See "Additional Information--Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met once in fiscal 2001.

     Compensation/Benefits Committee. The Company's Compensation/Benefits Committee consists of Messrs. Baierl, Jackson and Schweiger. This committee meets to establish compensation for the Chief Executive Officer, approves the compensation of senior officers and various compensation and benefits to be paid to employees and to review the incentive compensation programs when necessary. See "Executive Compensation--Compensation Committee Report on Executive Compensation." The Compensation/Benefits Committee met once in fiscal 2001.

Directors' Compensation

     Directors' Fees. Each outside director of the Company received an annual retainer of $10,000 and $200 for each committee meeting attended. Each outside director of the Association received an annual retainer of $5,000 and $200 for each committee meeting attended. Directors are not reimbursed for expenses incurred related to their attendance at Board or committee meetings

     Directors' Deferred Compensation Plan. The Association maintains the Bell Federal Savings and Loan Association of Bellevue Deferred Compensation Plan for Directors (the "Directors' Deferred Plan"). The Directors' Deferred Plan is an unfunded plan that permits members of the Board of Directors to defer, by written election, all or a percentage of fees earned until termination of service as a director. Pursuant to this plan, the Association maintains passbook savings accounts which represent the aggregate of all sums deferred by each outside director participating in the Directors' Deferred Plan, which are credited quarterly with a payment equal to the participant's directors' fees earned and interest equal to that paid by the Association on a standard passbook savings account. Once a participant has terminated service with the Board of Directors or attained age 65, the participant is paid principal and interest to date in annual installments based on an election by the participant.

     Stock Option Plan. Under the Stock Option Plan maintained by the Company, discretionary grants of options to purchase the Company's stock may be made to directors. There were no grants made to directors in fiscal 2001.

     Stock Compensation Plan. Under the Stock Compensation Plan maintained by the Association, discretionary grants of Company stock may be made to directors. There were no grants made to directors in fiscal 2001.

Executive Compensation

     The report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and such executive officers include the use of tables and a report explaining the rationale and consideration that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation/Benefits Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     General. The Company is the parent of the Association and does not pay any cash compensation to its executive officers. The Board of Directors of the Company has established the Compensation/Benefits Committee (the "Committee") consisted of Messrs. Baierl, Jackson and Schweiger. Mr. Baierl is the Secretary of the Company, for which position he receives no additional compensation.

     A separate committee, the Salary Review Committee of the Association, was responsible for establishing the 2001 compensation and benefits for the executive officers of the Association and for reviewing recommendations of management for the compensation and benefits of other officers and employees of the Association. The Salary Review Committee consisted of Messrs. Baierl, Jackson, Schweiger, and Eckert, who is a non-voting member. Mr. Baierl and Mr. Schweiger are not officers of the Association. Mr. Jackson is the Secretary of the Association but receives no additional compensation. The actions of the Salary Review Committee are ratified by the Association's Board of Directors. Mr. Eckert did not participate in establishing his compensation and benefits.

     Compensation Policies. The Committee has established the following goals for compensation programs impacting the executive officers of the Company and the Association:

   . to provide compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance, thus allowing the Company to retain high quality executive officers who are critical to the Company's long-term success

   . to motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and

   . to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of the Company's Common Stock.

     The Salary Review Committee established the factors and criteria upon which the executive officers' compensation was based and how such compensation relates to the Association's performance, general compensation policies, competitive factors and regulatory requirements. The Committee's compensation policies are designed to reward and provide incentive for executives based upon achievement of individual and Association goals. If compensation would exceed $1 million, the Company would comply with the requirements of Section 162(M) of the Internal Revenue Code, if applicable.

     For purposes of determining the competitive market for the Association's executives, the Committee reviewed the compensation paid to top executives of financial institutions with total assets in a range of the Association's total asset size and performance results comparable to those of the Association. This information was derived from peer group data as summarized in the "2000 SNL Executive Compensation Review", prepared by SNL Securities, Inc. The value of Long-term Incentive Compensation is based on the value of the restricted stock awards at grant value and the value of the stock options is determined by using the Black Scholes formula. The peer group used in benchmarking compensation is composed of many of the same institutions used in the peer group for the stock performance graph.

     The compensation package available to executive officers is composed of:
(i) base salary and (ii) long-term incentive compensation.

     Base Salary. In determining salary levels for the named executive officers, the Committee considers the entire compensation package, including the potential equity compensation provided under the Company's stock plans. The Committee meets as needed to review the appropriateness of the executive's base salary annually. The level of any salary increase is based on the executive's job performance over the year in conjunction with the Company goals of growth and profitability. Salary levels are intended to be competitive with comparable financial institutions in the Company's peer group.

     Salaries are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

     Long-Term Incentive Compensation. The Company has adopted the 1996 Master Stock Option Plan and the 1996 Master Stock Compensation Plan, under which executive officers may receive grants and awards. Awards to officers of the Company or the Association under the Stock Compensation Plan are subject to the Company achieving certain performance goals. The performance goals are subject to change annually and are currently based on earnings per share, asset quality and regulatory classification. The Committee believes that stock ownership is a significant incentive in building stockholder value and aligning the interests of employees with those of stockholders. Stock options and stock awards under such plans were allocated by the Committee based upon the Company's fiscal responsibility, regulatory practices and policies, the practices of other recently converted financial institutions, as verified by external surveys and based upon the executive officers' level of responsibility, and contributions to the Company and the Association. The Committee will consider the amount of outstanding awards in determining the total annual compensation package. No awards were made in fiscal year 2001 under the 1996 Master Stock Option Plan or the 1996 Master Stock Compensation Plan.

     Compensation of the Chief Executive Officer. The Company and the Association have entered into employment contracts with Mr. Eckert. The details of the employment contract were determined based on a review of industry practice and discussions with consultants specializing in employment and compensation matters. Mr. Eckert's base salary is payable pursuant to his employment contract. See also, "Employment Agreements" for a detailed description of the employment contract. The Salary Review Committee, after taking into consideration the factors discussed above, increased Mr. Eckert's annual base salary by 8% to $239,452 for 2001, which is comparable to other institutions in the Association's peer group.

    Compensation/Benefits Committee            Salary Review Committee
      Robert C. Baierl (Chairman)            Robert C. Baierl (Chairman)
           Thomas J. Jackson                      Thomas J. Jackson
           Jack W. Schweiger                      Jack W. Schweiger

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Baierl, Jackson and Schweiger. Mr. Baierl is Secretary of the Company and Mr. Jackson is the Secretary of the Association. Messrs. Baierl, Jackson and Schweiger are also members of the Board of Directors and the Compensation Committee of the Association. During fiscal year 2001, certain members of the Compensation Committee engaged in certain transactions with the Company which are described in "Indebtedness of Management and Transactions with Certain Related Persons" below.

     Stock Performance Graph. The following graph shows an annual comparison of stockholder return on the Company's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the NASDAQ Total Return Index, SNL Thrift Index and SNL $500M-$1B Thrift Index for the period beginning on December 31, 1996 through December 31, 2001. The graph was derived from a limited period of time, and as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by SNL Securities, LP

                     Comparison of Cumulative Total Return
                     Among the Company, NASDAQ Total Return
           Index, SNL Thrift Index and SNL $500M to $1B Thrift Index


                                               Period Ending
                           -----------------------------------------------------
Index                      12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
-----                      -------- -------- -------- -------- -------- --------
First Bell Bancorp, Inc.    100.00   146.81   122.52   123.51   114.41   120.59
NASDAQ--Total US*           100.00   122.48   172.68   320.89   193.01   153.15
SNL Thrift Index            100.00   170.16   149.66   122.25   195.21   208.65
SNL $50M-$1B Thrift Index   100.00   168.92   154.97   126.69   144.56   202.82

     Summary Compensation Table. The following table shows, for the fiscal years ended December 31, 2001, 2000, and 1999, the cash compensation paid by the Association, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and those executive officers of the Company who received an amount in salary and bonus in excess of $100,000 (the "Named Executive Officers").

                            Annual Compensation                 Long-Term Compensation
                     ---------------------------------- --------------------------------------
                                                          Awards    Payouts
                                                        ---------- ----------
                                                                   Securities           All
                                              Other                Underlying          Other
                                              Annual    Restricted  Options/   LTIP   Compen-
     Name and              Salary   Bonus  Compensation   Stock       SARs    Payouts  sation
 Principal Position  Year  ($)(1)    ($)      ($)(2)    Awards ($)   (#)(3)     ($)     ($)
-------------------  ---- -------- ------- ------------ ---------- ---------- ------- --------
Albert H. Eckert     2001 $232,959 $38,143     $--         $--        $--      $--    $107,844(4)
President and Chief  2000  223,031   --         --          --         --       --      82,820
Executive Officer    1999  206,056   --         --          --         --       --      68,007

Jeffrey M. Hinds     2001 $121,234 $27,278     $--         $--        $--      $--    $ 98,353(4)
Executive Vice       2000  114,779   --         --          --         --       --      81,817
President and Chief  1999  109,628   --         --          --         --       --      67,497
Financial Officer

--------------------
(1) Includes compensation deferred at the election of Messrs. Eckert and Hinds through the Association's 401(k) Plan and, in the case of Mr. Eckert, the directors deferred compensation plan.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus, respectively, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements or (e) preferential discounts on stock.
(3) See "Fiscal Year-End Options/SAR Values" table for a discussion of options granted under the Stock Option Plan.
(4) Includes (a) $2,625 and $1,754 contributed by the Association under the Association's 401(k) Plan to the accounts of Messrs. Eckert and Hinds, respectively, during 2001, (b) $20,640 and $6,020 representing the contribution made to the SERP for the accounts of Messrs. Eckert and Hinds, respectively, during 2001, and (c) $84,579 and $84,579 representing the value of shares allocated under the ESOP for the benefit of Messrs. Eckert and Hinds, respectively, during 2001 based on the closing price of the shares on the NASDAQ market at December 31, 2001.

     Employment Agreements. The Company and the Association currently maintain three-year employment agreements with Messrs. Eckert and Hinds. The employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreements for an additional year so that the remaining terms shall be the amount of the original terms, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the executive. The employment agreements provide that the executive's base salary will be reviewed annually. The base salaries which are currently effective for the employment agreements for Messrs. Eckert and Hinds are $239,452 and $123,959, respectively. In addition to base salary, the employment agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The employment agreements provide for termination by the Company or the Association for cause, as defined in the employment agreements, at any time. If the Company or the Association chooses to terminate the executive's employment for reasons other than for cause, or if the executive's resigns from the Company or the Association after specified circumstances that would constitute constructive termination, the executive or, in the event of death, his beneficiary would be entitled to an amount equal to the remaining salary payments under the employment agreement and the contributions that would have been made on the executive's behalf to any employee benefit plans of the Company or the Association during the remaining term of the employment agreement. The Company and the Association would also continue the executive's life, health and disability coverage for the remaining term of the employment agreement.

     Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Company or the Association, as defined in the employment agreements, the executive or, in the event of death, his beneficiary would be generally entitled to three times the executive's annual compensation plus a severance payment equal to other non-cash benefits provided for under the employment agreements, including continued reimbursement of automobile expense, and life, health and disability coverage for a thirty-six (36) month period consistent with the amounts paid for the executive prior to the change of control.

Stock Options

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 2001. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                             Value of Unexercised
                                                   Number of Securities           In-the-Money
                                                  Underlying Unexercised        Options/SARs at
                                                      Options/SARs at             Fiscal Year
                           Shares                Fiscal Year End(#)(1)(2)       End($)(1)(2)(3)
                         Acquired on    Value    ------------------------- -------------------------
          Name           Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
------------------------ ----------- ----------- ----------- ------------- ----------- -------------
Albert H. Eckert........     --          --        160,772        --        $522,007        --
Jeffrey M. Hinds........     --          --        107,177        --        $347,990        --

--------------------
(1) No options were exercised by Messrs. Eckert or Hinds in fiscal 2001.
(2) The market price on December 31, 2001 was $13.95.
(3) Based on the market value of the underlying Common Stock at the 2001 fiscal year end, minus the exercise price.

Indebtedness of Management and Transactions with Certain Related Persons

     The Association extends credit to certain directors, officers and employees of the Company, as well as to members of their immediate families, in connection with mortgage loans, home equity lines of credit and home equity installment loans.

     The Association's policy provides that all loans made by the Association to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

     During 2001, the Association utilized the services of or purchased goods from companies with whom directors of the Company are associated. The Association paid: $78,225 for appraisal services to the Dixon Agency of which Mr. Dixon is the sole proprietor; $134,006 for insurance renewals to Aon Risk Services, Inc. of which Mr. McMinn is a Senior Vice President; and $24,134 for legal services to the law firm of Akerman, Senterfitt & Eidson, P.A. of which Mr. Reinert is a Partner.

                    PROPOSAL 2. RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     Prior to fiscal year ended December 31, 2001, First Bell's consolidated financial statements were audited by Deloitte & Touche LLP. On August 23, 2001, First Bell dismissed the former accountant and engaged S.R. Snodgrass A.C. which continues as the independent auditors of First Bell. The decision to change auditors was approved by the Board of Directors on August 20, 2001.

     For the fiscal year ended December 31, 2000 and up to the date of the replacement of First Bell's former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The independent auditor's report on the consolidated financial statements for the fiscal year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Board of Directors has appointed S.R. Snodgrass A.C. to be the Company's independent auditors for the 2002 fiscal year, subject to ratification by stockholders. A representative of S.R. Snodgrass A.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he desire to do so.

     If the ratification of the appointment of the independent auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, the Board of Directors will consider other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

Audit Fees

     The aggregate fees billed to the Company by S.R. Snodgrass A.C. for the annual audit and for the review of the Company's Forms 10-Q for the fiscal year 2001 totaled $27,463.

All Other Fees

     The aggregate fees billed to the Company by S.R. Snodgrass A.C. for all other non-audit services, including fees for tax-related services, during fiscal year 2001 totaled $5,200.

     The Audit Committee believes that the provision of non-audit services by S.R. Snodgrass A.C. are compatible with maintaining S.R. Snodgrass A.C.'s independence.

Leased Employees

     None of the hours expended on the independent auditor's engagement to audit the Company's financial statements for the year ended December 31, 2001 are attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass A.C.

                            ADDITIONAL INFORMATION

Stockholder Proposals

     To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 2003, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders attached to this Proxy Statement, not later than November 27, 2002. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to Be Conducted at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the time originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. The Company has not yet set a date for the Annual Meeting of Stockholders for 2003. Any proxy received by the Company may confer discretionary authority to vote on any stockholder proposal if not received by the Company 90 days prior to the date of the Annual Meeting of Stockholders for 2002.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

Form 10-K

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO FIRST BELL BANCORP, INC., IN CARE OF BELL FEDERAL SAVINGS AND LOAN ASSOCIATION OF BELLEVUE, 532 LINCOLN AVENUE, BELLEVUE, PENNSYLVANIA 15202.

                                         By Order of the Board of Directors

                                         /s/ Robert C. Baierl

                                         Robert C. Baierl
                                         Secretary

Wilmington, Delaware
March 27, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[X] PLEASE MARK VOTES                REVOCABLE PROXY
    AS IN THIS EXAMPLE           FIRST BELL BANCORP, INC.

     ANNUAL MEETING OF STOCKHOLDERS
      April 29, 2002 . 3:00 p.m.

  The undersigned hereby appoints Thomas J. Jackson, Jr. and Robert Baierl, and each of them, as the true and lawful agents and proxies of the undersigned, with the power to appoint their substitute, and authorizes them to represent and to vote all shares of Common Stock of First Bell Bancorp, Inc. (the "Company") which the undersigned would be entitled in any capacity to vote at the Annual Meeting of Stockholders of the Company, to be held on April 29, 2002, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania, and at any and all adjournments or postponements thereof, on the matters set forth herein, and, in their discretion, upon all matters incident to the conduct of the Meeting and upon such other matters as may properly be brought before the Meeting.

  You are encouraged to specify your choices by marking the appropriate boxes hereon, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.

--------------------------------------------------------------------------------
      Your Board of Directors recommends a vote FOR Items 1 and 2 below
--------------------------------------------------------------------------------

                                                                   With- For All
                                                              For  hold  Except

1. The election as directors of all nominees listed           [  ]  [  ]  [  ]
   (except as marked to the contrary below):

Theodore R. Dixon and Peter E. Reinert

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                       For     Against   Abstain
2. Ratification of Auditors                            [ ]       [  ]      [  ]


  Please be sure to sign and date       Date
   this Proxy in the box below.


   Stockholder sign above         Co-holder (if any) sign above



  This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.



       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

+                                                                              +
--------------------------------------------------------------------------------
 /\ Detach above card, sign, date and mail in postage paid envelope provided. /\

                            FIRST BELL BANCORP, INC.


  Please sign your name as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of said Meeting and of the Proxy Statement and Annual Report for First Bell Bancorp, Inc. is hereby acknowledged.

           PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.



IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.



-----------------------------------

-----------------------------------

-----------------------------------